UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025

IGM Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39045	77-0349194
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Middlefield Road Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 965-7873

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IGMS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

The information set forth in Item 7.01 is hereby incorporated by reference into this Item 2.02.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 9, 2025, IGM Biosciences, Inc. (the “Company”) announced a strategic update to halt further development of imvotamab, an IgM-based CD20 X CD3 bispecific antibody T cell engager, and IGM-2644, an IgM-based CD38 X CD3 bispecific antibody T cell engager, for autoimmune diseases (the “2025 Restructuring”). As part of the 2025 Restructuring, which was approved by the Company’s Board of Directors on January 7, 2025, the Company is taking steps, including an approximately 73% reduction in force, to preserve cash.

The Company is unable to estimate in good faith the amount of all such costs and charges to be incurred as a result of the 2025 Restructuring at this time, and in accordance with paragraph (d) of Item 2.05 of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K once it makes a determination of such estimates or range of estimates.

Item 7.01	Regulation FD Disclosure.

On January 9, 2025, the Company issued a press release announcing the 2025 Restructuring. In connection with the 2025 Restructuring, the Company is currently evaluating internal options as well as potential strategic alternatives with the goal of maximizing value for its shareholders.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

All of the information furnished in this Item 7.01 and Item 9.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Such forward-looking statements are not based on historical fact and include, but are not limited to, statements about the nature, timing and scope of the 2025 Restructuring, including expectations regarding the reduction in force, and statements about the Company’s evaluation of internal options and potential strategic alternatives. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially, including but not limited to: the Company’s implementation of the 2025 Restructuring, including without limitation the reduction in force, as well as its evaluation of internal options and potential strategic alternatives, may be unsuccessful, cause disruptions or create unintended consequences; the Company’s early stages of clinical drug development; risks related to the use of engineered IgM antibodies, which is a novel and unproven therapeutic approach; the Company’s ability to demonstrate the safety and efficacy of its product candidates; the Company’s ability to successfully and timely advance its product candidates through clinical trials; the Company’s ability to enroll patients in its clinical trials; the potential for the results of clinical trials to differ from preclinical, preliminary, initial or expected results; the risk of significant adverse events, toxicities or other undesirable side effects; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of collaborations with third parties; the Company’s ability to successfully manufacture and supply its product candidates for clinical trials; the potential impact of continuing or worsening supply chain constraints; the risk that all necessary regulatory approvals cannot be obtained; the potential market for the Company’s product candidates, and the progress and success of alternative therapeutics currently available or in development; the Company’s ability to obtain additional capital to finance its operations; uncertainties related to the projections of the size of patient populations suffering from the diseases the Company is targeting; the Company’s ability to obtain, maintain and protect its intellectual property rights; developments relating to the Company’s competitors and its industry, including competing product candidates and therapies; any potential delays or disruptions resulting from catastrophic events, including epidemics or other outbreaks of infectious disease; general economic and market conditions, including inflation; and other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2024, and any future reports the Company files with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of IGM Biosciences, Inc., dated January 9, 2025

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGM BIOSCIENCES, INC.

Date: January 10, 2025	By:	/s/ Misbah Tahir
Misbah Tahir
Chief Financial Officer